Exhibit 16.1

Deloitte & Touche LLP 200 Renaissance Center Suite 3900 Detroit, MI 48243 USA Tel: +1 313 396 3000 Fax +1 313 396 3618 www.deloitte.com

December 7, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of the Form 8-K dated December 7, 2012, of Chrysler Group LLC and have the following comments:

1. We agree with the statements made in the first through third and fifth paragraphs.

2. We have no basis on which to agree or disagree with the statements made in the fourth paragraph.

Yours truly,

/s/ Deloitte & Touche LLP